AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 7, 2004
================================================================================

                                                 REGISTRATION STATEMENT NO. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             --------------------

                        DOBI MEDICAL INTERNATIONAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            DELAWARE                                       98-0222710
-------------------------------             ------------------------------------
(STATE OR OTHER JURISDICTION OF             (I.R.S. EMPLOYER IDENTIFICATION NO.)
 INCORPORATION OR ORGANIZATION)


                            1200 MACARTHUR BOULEVARD
                            MAHWAH, NEW JERSEY 07430
               ---------------------------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


                            2000 STOCK INCENTIVE PLAN
                            -------------------------
                            (FULL TITLE OF THE PLAN)


                                PHILLIP C. THOMAS
                             CHIEF EXECUTIVE OFFICER
                        DOBI MEDICAL INTERNATIONAL, INC.
                            1200 MACARTHUR BOULEVARD
                            MAHWAH, NEW JERSEY 07430
                     ---------------------------------------
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)


                                 (201) 760-6464
          -------------------------------------------------------------
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                                    COPY TO:
                             GREENBERG TRAURIG, LLP
                                METLIFE BUILDING
                           200 PARK AVENUE, 15TH FLOOR
                            NEW YORK, NEW YORK 10166
                    TEL.: (212) 801-9200; FAX: (212) 801-6400

                         -------------------------------

                         CALCULATION OF REGISTRATION FEE


====================================================================================================================================
                                                                  PROPOSED MAXIMUM            PROPOSED
           TITLE OF SECURITIES                AMOUNT TO BE         OFFERING PRICE        MAXIMUM AGGREGATE           AMOUNT OF
            TO BE REGISTERED                   REGISTERED             PER SHARE            OFFERING PRICE         REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
COMMON STOCK, PAR VALUE $.0001,                 5,630,000             $1.38(1)            $7,771,338.50(1)           $984.63(1)
UNDERLYING STOCK OPTIONS PREVIOUSLY              SHARES
ISSUED OR TO BE ISSUED UNDER THE
2000 STOCK INCENTIVE PLAN
------------------------------------------------------------------------------------------------------------------------------------

(1)  Estimated solely for the purpose of calculating the registration fee and computed in accordance with Rule 457(h) of the
     Securities Act of 1933, on the basis of (i) the weighted average exercise price of $1.72 with respect to stock options to purchase 3,640,500 shares of our common stock, par value $.0001 per share, granted under the 2000 Stock Incentive Plan (the
     "Plan"), and (ii) $0.75, the average of the high and low prices per share reported on the OTC Bulletin Board with respect to stock options to purchase 1,989,500 shares of our common stock on December 1, 2004 to be granted under the Plan. This registration statement shall also cover any additional shares of our common stock which become issuable under the Plan or by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of our common stock.


====================================================================================================================================

                                EXPLANATORY NOTE

         This registration statement covers the maximum number of shares of our common stock that could be issued upon exercise of all stock options previously issued or to be issued under our 2000 Stock Incentive Plan.

                                     PART I.

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The information specified by Items 1 and 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 promulgated by the U.S. Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), and the introductory Note to Part I of Form S-8.

         The document(s) containing the information specified by Part I of Form S-8 will be sent or given to participants under our 2000 Stock Incentive Plan as specified by Rule 428(b)(1) under the Securities Act.

         Such documents will not be filed with the SEC in this registration statement, but constitute (along with the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II hereof) a prospectus which meets the requirements of Section 10(a) of the Securities Act.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have been filed with the SEC, are hereby incorporated by reference into this registration statement:

         (a) our Annual Report on Form 10-KSB for the year ended December 31, 2003, filed on February 18, 2004, as amended on May 17, 2004;

         (b) all other reports filed by us pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2003; and

         (c) the description of our common stock contained in our General Form For Registration of Securities of Small Business Issuers on Form 10-SB, filed on October 4, 2001, as amended by the description of our common stock contained in our Current Report on Form 8-K, filed on December 3, 2004, including any amendments to such registration statement and report.

         In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

         Any statement contained in this registration statement, or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in a subsequently filed document incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Our Certificate of Incorporation, as amended, provides that the liability of our directors and officers or any of our stockholders for monetary damages arising from a breach of their fiduciary duty as directors and officers shall be limited to the fullest extent permitted by the General Corporation Law of Delaware. This limitation does not apply with respect to any action in which a director or officer would be liable under Section 174 of the General Corporation Law of Delaware, nor does it apply with respect to any liability in which a director or officer:

         o  breached his duty of loyalty to us or our stockholders;

         o did not act in good faith or, in failing to act, did not act in good faith;

         o acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or

         o  derived an improper personal benefit.

         Our by-laws provide that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of us by reason of the fact that he is or was a director, officer, employee or agent of us, or is or was serving at the request of us as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of us and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         The power to indemnify applies to actions brought by or in the right of us as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself and with the further limitation that in such actions no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to us unless the court, in its discretion, believes that in light of all the circumstances indemnification should apply. To the extent that any of our present or former directors have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS

         See "Exhibit Index" included in this registration statement following the signature page, which index is incorporated herein by reference thereto.

ITEM 9.  UNDERTAKINGS

         (a)  The undersigned hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by Section
              10(a)(3) of the Securities Act of 1933 (the "Act");

                   (ii) To reflect in the prospectus any facts or events
              arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in "Calculation of Registration Fee" table in the effective registration statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                   Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii)
              do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this Registration Statement.

              (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned hereby undertakes that, for purposes of determining any liability under the Act, each filing of the corporation's annual report pursuant to Section 13(a) or Section 15(d) of the

Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the corporation pursuant to the foregoing provisions, or otherwise, the corporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the corporation of expenses incurred or paid by a director, officer or controlling person of the corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Act, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-8 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Mahwah, State of New Jersey, on December 7, 2004.

                            DOBI MEDICAL INTERNATIONAL, INC.


                            By: /s/ Phillip C. Thomas
                                ------------------------------------------------
                                    Phillip C. Thomas
                                    Chief Executive Officer
                                    (principal executive officer)

                            By: /s/ Michael R. Jorgensen
                                ------------------------------------------------
                                    Michael R. Jorgensen
                                    Chief Financial Officer
                                    (principal financial and accounting officer)


                                POWER OF ATTORNEY

         We, the undersigned officers and directors of DOBI Medical International, Inc., hereby severally constitute and appoint Phillip C. Thomas, Michael R. Jorgensen and Frank M. Puthoff, and each of them (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution, for us and in our stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

         Signature                      Title                         Date
------------------------       ---------------------------      ----------------

/s/ Robert B. Machinist        Chairman                         December 7, 2004
------------------------
Robert B. Machinist

/s/ Phillip C. Thomas          Director and Chief Executive     December 7, 2004
------------------------             Officer
Phillip C. Thomas

/s/ David H. Clarke            Director                         December 7, 2004
------------------------
David H. Clarke

/s/ Bradford Baker             Director                         December 7, 2004
------------------------
Bradford Baker

/s/ William Li, M.D.           Director                         December 7, 2004
------------------------
William Li, M.D.

/s/ Webb W. Turner             Director                         December 7, 2004
------------------------
Webb W. Turner

/s/ Brian Vodicka              Director                         December 7, 2004
------------------------
Brian Vodicka

/s/ Michael R. Jorgensen       Chief Financial Officer          December 7, 2004
------------------------
Michael R. Jorgensen

                                  EXHIBIT INDEX


EXHIBIT NO.        DESCRIPTION
-----------        -----------

   3.1             Certificate of Incorporation.(1)
   3.2             By-laws.(1)
   4.1             2000 Stock Incentive Plan.(2)
   5.1             Opinion of Greenberg Traurig, LLP.
  23.1             Consent of Marcum & Kliegman LLP.
  23.2             Consent of Ernst & Young, LLP.
  23.3             Consent of Greenberg Traurig, LLP (contained in Exhibit 5.1).
  24.1 Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference).

-------------------
(1) Incorporated herein by reference and filed as an exhibit to our Form 8-K, dated January 30, 2004 and filed with the SEC on February 2, 2004.

(2) Incorporated herein by reference and filed as an exhibit to the definitive Information Statement on Schedule 14C, filed with the SEC on January 9, 2004.